SCHEDULE 14A INFORMATION
                          Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

/ / Preliminary Proxy Statement
                                         / / Confidential, for Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            HI-SHEAR INDUSTRIES INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
     N/A

  2) Aggregate number of securities to which transaction applies:
     N/A

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     Cash purchase price of $46 million

  4) Proposed maximum aggregate value of transaction:
     $46 million

  5) Total Fee paid:
     $9,200

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:



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                                                      3333 NEW HYDE PARK ROAD
                                                      NORTH HILLS, N.Y. 11042


             NOTICE OF RESCHEDULED ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 23, 1996
                            ------------------------
                 SUPPLEMENT MAILED ON OR ABOUT FEBRUARY 1, 1996
                  TO PROXY STATEMENT MAILED ON JANUARY 9, 1996



To the Stockholders of
HI-SHEAR INDUSTRIES INC.

    The Annual Meeting of Stockholders of Hi-Shear Industries Inc. (the "Company") has been rescheduled and will be held at the Garden City Hotel, Garden City, New York, on Friday, February 23, 1996 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

        (1) The approval of the sale of all of the outstanding capital stock of the Company's wholly-owned subsidiary, Hi-Shear Corporation, to GFI Industries S.A. of Belfort Cedex, France for $46 million in cash, subject to adjustment.

        (2) The approval of amendments to the Certificate of Incorporation and By-Laws of the Company to eliminate the classified board of directors and to provide that all of the Company's directors will be elected annually upon the expiration of their current terms.

        (3) The election of two directors.

        (4) The ratification of the appointment of Coopers & Lybrand L.L.P. as auditors for the 1996 fiscal year.

        (5) Such other business as may properly come before the meeting or any adjournment thereof.

Each of these proposals is described in the Proxy Statement which was mailed on January 9, 1996 to stockholders of record on December 28, 1995.

    December 28, 1995 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting, and only stockholders of record at the close of business on that day will be entitled to vote. A complete list of stockholders entitled to vote may be inspected at the meeting, and for a period of ten days prior to the meeting will be open to examination at the Company's office shown above.


                                          By Order of the Board of Directors,



                                                   Harold L. Bernstein
                                                   Secretary



North Hills, New York
February 1, 1996

    You are urged to sign, fill in, and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

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                                                        3333 New Hyde Park Road
                                                        North Hills, NY 11042
                                                        Phone 516 627-8600  Fax
                                                        516 365-8629

DAVID A. WINGATE
Chairman and Chief Executive

                                                   February 1, 1996

      Dear Fellow Stockholder:

          You are invited to attend the RESCHEDULED ANNUAL MEETING OF STOCKHOLDERS OF HI-SHEAR INDUSTRIES INC. (the "Company"), on FRIDAY, FEBRUARY 23, 1996. The Meeting, which was originally scheduled for Tuesday, January 30, 1996, has been rescheduled in order to give stockholders sufficient time to consider the additional information about the damage claims we are filing against the U.S. Navy and additional time to vote on the proposals described in the Proxy Statement, which you have previously received.

          I am pleased to say that the Government has now decided to withdraw its appeal from the favorable decision we received in May 1995 from the Armed Services Board of Contract Appeals regarding certain terminated contracts with the U.S. Navy. In brief, the effect of the decision was to dismiss the U.S. Navy's claims against our subsidiary, Defense Systems Corporation, for a refund of $11.2 million of progress payments made prior to the termination of the contracts and to hold that the Government was liable for damages related to contract performance.

          The withdrawal of the Government's appeal has eliminated the potential liability to the U.S. Navy. As a result, we are now in a position to increase the estimated distribution to stockholders from the proposed sale of Hi-Shear Corporation to GFI Industries S.A. (the "GFI Sale") to $4.20 per share.

          Since the date of the Proxy Statement, the Company has completed a review of its claims against the U.S. Navy and has computed its damages, including interest to December 1, 1995 and profits, to be $62,869,528. On January 31, 1996, we filed the damage claims in that amount. The claims, of course, are subject to governmental audit, and their amount may be contested by the U.S. Navy. Thus, we are not able at this time to predict the amount or timing of any recovery from them.

          Following the GFI Sale, the Company will take steps to reduce its facilities and staff to a level commensurate with that needed to enable it to pursue its damage claims. We intend, of course, to make every effort to resolve the claims as promptly as practicable consistent with the need of the Company and its stockholders to be fairly recompensed for the losses incurred. As disclosed in the Proxy Statement, upon final resolution of the damage claims, the Company intends to distribute all of its remaining assets to stockholders and to seek stockholders' approval to dissolve the Company.

          The following table amends the table on page 17 of the Proxy Statement and sets forth, in aggregate and on a per share basis, the gross proceeds from the GFI Sale and the application of such proceeds, including the amounts the Company currently intends to distribute to stockholders and the amount it currently intends to retain for working capital purposes and for the pursuit of its claims against the U.S. Navy. As stated in the Proxy Statement, such amounts are approximate and are based on the Company's current estimates. There can be no assurance that such amounts will actually be realized. The amounts shown for repayment of debt and the purchase price adjustment assume the GFI Sale had been consummated as of August 31, 1995. Furthermore, they do not include any estimated recovery with respect to the Company's claims against the U.S. Navy.

                      ESTIMATED PROCEEDS FROM THE GFI SALE


                                                      AGGREGATE
                                                    (IN THOUSANDS)    PER SHARE
                                                    --------------    ---------
Gross proceeds from the GFI Sale.................      $ 46,000        $  7.86
Adjustments:
  Repayment of debt..............................       (12,534)         (2.14)
  Transaction expenses and taxes.................        (2,150)          (.37)
  Purchase price adjustment......................          (887)          (.15)
                                                    --------------    ---------
Net proceeds from the GFI Sale...................        30,429           5.20
Estimated distribution to stockholders...........       (24,574)         (4.20)
                                                    --------------    ---------
Retained by the Company..........................      $  5,855        $  1.00
                                                    --------------    ---------
                                                    --------------    ---------

    For your convenience, a new, BUFF colored proxy card and return envelope is enclosed. Unless revoked, any previously submitted proxy will remain in effect. Accordingly, if you have previously returned the WHITE proxy card you received with the Proxy Statement, it will remain in effect unless you revoke it. If you have not previously returned the WHITE proxy card or you have returned the WHITE proxy card but you wish to change your vote, please return the BUFF colored proxy card in the enclosed envelope as soon as possible. Proxy Cards will also be available at the Annual Meeting. As stated in the Proxy Statement, a stockholder who wishes to revoke a proxy can do so by delivering a subsequently signed and dated proxy or other written notice to the Secretary of the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS RECOMMENDED THAT STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT, INCLUDING THE SALE OF HI-SHEAR CORPORATION TO GFI INDUSTRIES S.A. The Company has received various inquiries from stockholders regarding the GFI Sale and the Company's intended distribution of the net proceeds of that Sale. I hope that this letter has provided further information regarding these issues now that the uncertainties surrounding the pendency of the Government's appeal have been resolved.

    YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE SIGN, FILL IN AND RETURN YOUR PROXY CARD PROMPTLY IF YOU HAVE NOT ALREADY DONE SO.

                                       Sincerely,



                                       /s/ David A. Wingate
                                       David A. Wingate
                                       Chairman, President and Chief Executive

                            HI-SHEAR INDUSTRIES INC.
                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                ANNUAL MEETING, RESCHEDULED TO FEBRUARY 23, 1996

   The undersigned hereby appoints David A. Wingate, Victor J. Galgano and Harold L. Bernstein, or any of them, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of common stock of Hi-Shear Industries Inc. (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Garden City Hotel, Garden City, New York on Friday, February 23, 1996 at 11:00 a.m., Eastern Standard Time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof and to transact such other business as may properly come before the meeting, revoking any proxy or proxies heretofore given.

   This proxy will be voted in accordance with the specifications made. If a valid proxy is returned, and no choice is indicated with respect to a proposal, this proxy will be voted FOR such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.


(Continued, and to be dated and signed, on other side)


                                                Hi-Shear Industries Inc.
                                                P.O. Box 11039
                                                New York, N.Y.  10203-0039

   1. Approval of the sale of all of the outstanding capital stock of the Company's wholly-owned subsidiary, Hi-Shear Corporation, to GFI Industries S.A.

       FOR / /           AGAINST / /           ABSTAIN / /

   2. Approval of amendments to the Certificate of Incorporation and By-Laws of the Company to eliminate the classified board of directors and to provide that all of the Company's directors will be elected annually upon the expiration of their current terms.

       FOR / /           AGAINST / /           ABSTAIN / /

   3. Election of directors

      FOR all nominees listed below / /

      WITHHOLD AUTHORITY to vote for all nominees listed below / /

     *EXCEPTIONS / /

      Nominees: HAROLD L. BERNSTEIN and VICTOR J. GALGANO
      (INSTRUCTIONS:  To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box and write that nominee's name on the space provided below.)

     *Exceptions: ______________________________________________________________

   4. Ratification of the appointment of Coopers & Lybrand L.L.P. as auditors for the 1996 fiscal year.

       FOR / /           AGAINST / /           ABSTAIN / /


                                                    Change of Address and/or
                                                    Comments Mark Here       / /

   Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give your full title as such. For joint accounts, each joint owner should sign.

                                                   Dated:                 , 1996
                                                          ----------------


                                                   --------------------------
                                                     Signature of Stockholder


                                                   --------------------------
                                                     Signature of Stockholder

                                                   Vote must be Indicated
                                                   (x) in Black or Blue Ink.


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.